                                                                 Exhibit. 99.C2

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We consent to the reference to our firm under the caption
"Independent Registered Public Accounting Firm" and to the use of our report dated January 26, 2005 in the Registration Statement of UBS Pathfinders Trust,
Treasury and Growth Stock Series 29 .

 ERNST & YOUNG, LLP

January 26, 2005
New York, New York